SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                -----------------

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): DECEMBER 15, 1995

     PEOPLES TELEPHONE COMPANY, INC. (Exact name of registrant as specified in its charter)

          NEW YORK                  0-16479                   13-2626435
(State or other jurisdiction   (Commission File     (IRS Employer Identification
      of incorporation)             Number)                     Number)

                2300 N.W. 89TH PLACE, MIAMI, FLORIDA      33487
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (305) 593-9667

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Item 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                  On December 15, 1995, the Board of Directors of Peoples Telephone Company, Inc. (the "Company"), approved the recommendation of the Audit Committee of the Board of Directors of the Company (the "Audit Committee") not to retain Price Waterhouse LLP, of Miami, Florida, as the independent accountant chosen to audit the Company's financial statements and approved the appointment of Ernst & Young LLP, Miami, Florida, as the Company's independent accountant. The appointment of Ernst & Young LLP will be effective immediately.

                  Price Waterhouse LLP's report on the financial statements of the Company for each of the last two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified as to audit scope or accounting principles. Their report on the Company's December 31, 1994 financial statements dated March 28, 1995, except as to the second paragraph of Note 17 and as to Note 18, which are as of May 31, 1995, did contain an explanatory paragraph with respect to certain matters which raise substantial doubt about the Company's ability to continue as a going concern and an explanatory paragraph with respect to certain pending litigation.

                  During the Company's two most recent fiscal years and during the subsequent interim period preceding the date of Price Waterhouse LLP's replacement, there has been no disagreement with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Price Waterhouse LLP, would have caused Price Waterhouse LLP to make a reference to the subject matter of the disagreement in connection with its report.

                  On June 27, 1995, Price Waterhouse LLP reported to the Audit Committee that the Company did not achieve proper cut-off if its quarterly financial information for the first half of 1994 and that such failure, in their opinion, constituted a material weakness. This matter was discussed by the Audit Committee with Price Waterhouse LLP and the Company has addressed this matter by implementing improved cut off controls and establishing a policy of having its independent accountants review quarterly information prior to its release. The Company has authorized Price Waterhouse LLP to respond fully to the inquiries of Ernst & Young LLP regarding such matter.

                  The Company has provided Price Waterhouse LLP with a copy of this Current Report. A letter from Price Waterhouse LLP to the Company will be filed as an amendment to this report upon receipt by the Company.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 PEOPLES TELEPHONE COMPANY, INC.
                                                 -------------------------------
                                                 Registrant

Dated: December 22, 1995                        /s/ BONNIE S. BIUMI
                                                 -------------------------------
                                                 Chief Financial Officer